CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of this Registration Statement on Form F-1 of our report dated May 31, 2011, relating to the financial statements of Nautilus Marine Acquisition Corp. and to the reference to our Firm under the caption “Experts” in the Prospectus.

WithumSmith+Brown, PC
New Brunswick, New Jersey
May 31, 2011